Exhibit 10.8
Insertion Order
Date: June 23, 1999                                           Order No.: N062199

Advertiser: Nutri/System

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

Space Reservation                                          Rate
--------------------------------------------------------------------------------------------------------
Length of Sponsorship:           2 years                   Net Rate:                           $[      ]
Start Date:                      Nov. 1, 1999
                                                                                      ------------------
End Date:                        Oct. 31, 2001             Discount:                           $[      ]
                                                           Total Cost:                         $[      ]


o  Weight Loss Exclusivity online

o  Channel Sponsorship & Special Feature (as outlined below)

o  Permanent Link on Home Page of The Knot.com (as outlined below)

o  Exclusive Knot Box Inclusion (TOTAL OF 150,000 UNITS)*

Proposal Overview
-----------------

i. Nutri/System will be the exclusive weight loss brand on The Knot for two years, with the right of first negotiation for future contract terms. Nutri/System will have exposure on both The Knot's World Wide Web and AOL platforms.

ii. The Knot will carry and promote from The Knot web site a Special Feature Section entitled "The Complete Guide to Healthy Weight Loss Brought to You in Partnership with Nutri/System". This Special Feature will be promoted throughout The Knot's Web platform. Nutri/System will also be an exclusive channel sponsor of Big Day Beauty on both the Web and AOL platforms.

iii. Nutri/System will have a permanent link on the home page of The Knot.com, directly linking to the Nutri/System Special Feature "Sitelet".

iv.  Nutri/System will be included in 150,000 units of the Knot Box (Membership
     Kit) in which Nutri/System will be the exclusive weight loss brand with first right of negotiation for future contact terms. Nutri/System will be the exclusive sponsor of the weight loss section of The Knot's Ultimate Wedding Planning Kit within The Knot Box (Membership Kit). The design and content to be mutually agreed upon by both parties not to be unreasonably withheld. Included in the publication will be ample editorial promoting readers to go online and order Nutri/System products and/or visit the Nutri/System web site.

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Program Includes

Text Link on The Knot Home Page
-------------------------------

Nutri/System will have a static text link on the home page of The Knot for the duration of the contract with right to first renewal. The text link will appear at the bottom of The Knot's home page directly linking to Nutri/System's Special fFeature (Sitelet). The text link will be "Healthy Weight Loss, brought to you by Nuri/System (registered trademark here). This link will "refresh" once every three months. The Knot editorial staff (in conjunction with Nutri/System) will provide the text for this link.

Special Feature Component
-------------------------
Provided by Nutri/System

The Knot will integrate the Nutri/System supplied weightloss editorial section entitled "The Complete Guide to Losing Weight" into the Knot.com web site. NutriSystem will be the exclusive sponsor of this section which must be developed and produced at the sole cost to the advertiser. To further integrate this section into the web site, The Knot will provide the following elements:

- Exclusive sponsorship of the Nutri/System supplied Special Feature
- Presentation of 4 advertising banners
- Promotion of online promotional events, such as a sweepstakes or hosted chat session - Collection of user data (leads)
- Detailed usage reports (every two weeks)
- Promotion of Jump page with outbound links to Nutri/System.com

The Special Feature Section is where our entire audience will go to find out all they need to know about losing weight safely. This section shall not promote any competing and/or conflicting diet programs with the Nutri/System program. Nutri/System will supply all the banners on every page of this Special Feature, and they may include messages such as i.e. "Shed those unwanted pounds before the big day!" etc., TBD. All banners will lead to the Nutri/System unique area.

Channel Sponsorship Component
-----------------------------

Nutri/System will be the exclusive sponsor of one of The Knot's editorial channels e.g. Big Day Beauty (TBD-subject to availability) on both AOL and the World Wide Web. Nutri/System advertising banners will rotate throughout that specific editorial channel on The Knot. This sponsorship will include several elements, such as:

- Presentation of 6 advertising banners linking to special feature (sitelet)
- Promotion of an online promotional event, such as a sweepstakes or hosted chat session
- Presentation of a user survey
- Collection of user data (leads)
- Detailed usage reports (every two weeks)

                                        2

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Costs

Year 1 November 1, 1999 - October 31st, 2000

   Media/Marketing                           Total Payment      Payment Due
   ---------------                           -------------      -----------

   Media/Knot Box (Membership Kit)           $[          ]      Billed quarterly


Year 2 November 1, 2000 - October 31st, 2001

   Media/Marketing                           Total Payment      Payment Due
   ---------------                           -------------      -----------
   Media                                     $[          ]      Billed quarterly


Impression Guarantees
15 million impressions delivered between November 1st, 1999 - October 31st,
2001.

If the Knot falls short of the cumulative impressions over the term of the entire contract (2 years - 15,000,000) then The Knot will extent the contract until the 15,000,000 guaranteed impressions are met. Impressions will be defined as; banners, branded text links, buttons, emails, marketing messages and other branded vehicles related to the Nutri/System brand and/or Nutri/System products.

Competitive Brands
At no time shall users of The Knot who come to pages served by Nutri/System through The Knot, encounter links or promotions of any kind to any weddings only resource. Under no circumstance shall customers acquired through The Knot, ever receive a marketing message from Nutri/System that includes any branded mention or promotion of any other third party wedding only online resources.

First Right to Negotiate
Upon completion of this contract and payment in full, Nutri/System will have the first right of negotiation to extend this contract.


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Financial Due Diligence
Insertion order conditioned upon acceptable financial due diligence completed by The Knot. Nutri/System acknowledges that it will make sufficient financial documents available to the Knot.



Customer Service
This contract is subject to the AOL carriage agreement.

If The Knot receives a customer service complaint or issue related to Nutri/System then The Knot shall promptly forward the complaint to Nutri/System. Nutri/System shall contact/respond to the complaint within one business day and resolve the complaint within ten business days or a reasonable time period based on the particular situation not to exceed 30 days. Following resolution of the complaint, Nutri/System shall notify The Knot via email of the resolution.

In the event that The Knot determines that Nutri/System has not fulfilled the customer service standard set-forth in this agreement, then Nutri/System shall be in breach of the agreement. The Knot shall provide written notice of the breach. Nutri/System shall have 30 days to cure the breach and provide written notice of the same. If, no cure is provided or Nutri/System has not used its best effort to cure the problem, then The Knot may terminate this agreement.


Indemnification
Nutri/System will indemnify and hold harmless The Knot and The Knot's licensees, representatives, successors, principals, parents, affiliates, agents, representatives, subsidiaries and assigns, from and against any and all third-party claims, loss, damages, costs and expenses (including reasonable attorneys' fees and costs) sustained, paid or incurred by The Knot or any of the foregoing in connection with any breach of alleged breach of any representation, warranty, covenant, agreement made or entered into by Nutri/System herein or otherwise arising from the acts or omissions of Nutri/System.

The Knot will indemnify and hold harmless Nutri/System and licensees, representatives, successors, principals, parents, affiliates, agents, representatives, subsidiaries and assigns, from and against any and all third-party claims, loss, damages, costs and expenses (including reasonable outside attorneys' fees and costs) arising out of any content featured on The Knot's website, except in so far as such claim may be related to a breach or alleged breach by Nutri/System of any of Nutri/System's representations, warranties and/or agreements hereunder or otherwise arising out of the acts or omissions of Nutri/System.

The Knot shall have the right, in The Knot's sole discretion, to control the defense of any claim or proceeding to which The Knot is a party. If The Knot shall elect to control such defense, Nutri/System may, at Nutri/Systems's sole expense, participate in the defense thereof. If The Knot shall elect not to control such defense, The Knot may nevertheless participate in such defense, at The Knot's sole expense. Each party shall give the other written notice of any claim

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to which the foregoing indemnity applies promptly following receipt of notice thereof and shall cooperate with the other in the defense thereof.

Legal Status
This agreement is subject to the laws of the State of New York and of The United States of America.

Confidentiality
Nutri/System agrees not to disclose or share any information regarding The Knot Box Program or membership data acquired from any Knot member with any third party or affiliate unless otherwise required by law.

This agreement may be signed in counterparts via fax.

For Nutri/System

Contact:                 Brian Haveson
Title:                   President
Phone:                   (215) 706-5331
Fax:                     (215) 706-5388
Address:                 Nutri/System
                         202 Welsh Road
                         Horsham, PA  19044
Signature                X /s/ Brian D. Haveson
                         -------------------------------------------------------
Date                     6-23-99
                         -------------------------------------------------------
                                 President


For The Knot

Contact:                 Adam Sandow                  Abby Stenzler
Title:                   VP Sales                     Sales Rep
Phone:                   (212)219-8555x122            (212)219-8555X127
Address:                 462 Broadway                 462 Broadway
                         6th floor                    6th floor
                         New York, NY  10013          New York, NY  10013
Signature                X /s/ Adam Sandow            X /s/ Abby Stenzler
                         -------------------------------------------------------
Date                     6-23-99                      6-23-99
                         -------------------------------------------------------


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Production Order

Date:  June 23, 1999                        Order No:  N0PD

Client Nutri/System

Project: Production of Special Feature Section and Custom Sitelet to client specification and approval

Due Date: Delivery no later than November 1, 1999
---------

All creative and production are subject to client approval, such approval is not to be unreasonably withheld.

The Production Department shall provide a detailed production spec to be approved by Client upon the clients request.

Deliverables:
-------------

o   Production of a Special Feature Area:

     The Nutri/System special features section will be four pages long with multiple banner slots and original licensed content including some of the following ideas:

     -    Sample Menus
     -    Pertinent information regarding weight management
     -    Words of encouragement/testimonials
     -    weight loss promotion
     -    Health and fitness education

o    Production of a Customized Sitelet/ Unique Area:

     -    A main sitelet page with multiple slots for outbound linking.
     - At the clients option, multiple second tier pages of Client specific content (e.g. Digital Catalog, request for information page)
     -    Custom developed content around the clients core messages.

o    Creative and Production of ten banners to the clients specifications.

o    Jump page with variable promotion slots.

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Limited License
---------------

The client shall be granted a non-exclusive, worldwide license to all editorial content created for the Special Feature. All other production and content created pursuant to this agreement becomes the sole property of The Client upon delivery. That notwithstanding, Nutri/System is prohibited from placing any materials created pursuant to this agreement on any website or publication who is a direct competitor of The Knot in the weddings content category.

Delivery
--------

The publication of the prior approved deliverables online shall constitute completion and delivery of the project.

Fees



-----------------------------------------------------
Upon signing                  $[          ]
-----------------------------------------------------
Upon completion and           $[          ]
delivery
-----------------------------------------------------
Total production fee          $[          ]
-----------------------------------------------------

This agreement may be signed in counterparts via fax.

For Nutri/System
----------------------------------------------------------------
Contact:                  Brian Haveson
----------------------------------------------------------------
Title:                    President
----------------------------------------------------------------
Phone:                    (215) 706-5331
----------------------------------------------------------------
Fax:                      (215) 706-5388
----------------------------------------------------------------
Address:                  Nutri/System
                          202 Welsh Road
                          Horsham, PA  19044
----------------------------------------------------------------
Signature                 X /s/ Brian D. Haveson
----------------------------------------------------------------
Date                      6-23-99
----------------------------------------------------------------

For The Knot
----------------------------------------------------------------
Contact:                  Rob Fassino
----------------------------------------------------------------
Title:                    VP Production
----------------------------------------------------------------
Phone:                    (212)219-8555x120
----------------------------------------------------------------
Address:                  462 Broadway
                          6th floor
                          New York, NY   10013
----------------------------------------------------------------
Signature                 X
----------------------------------------------------------------
Date
----------------------------------------------------------------


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